As filed with the Securities and Exchange Commission on March 2, 2022

Registration Statement No. 333 –

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PARDES BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-2696306
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2173 Salk Avenue, Suite 250

PMB#052

Carlsbad, CA 92008

(415) 649-8758

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2173 Salk Avenue, Suite 250

PMB#052

Carlsbad, CA 92008

(415) 649-8758

(Address of Principal Executive Offices)

2021 Stock Option and Incentive Plan (the “2021 Plan”)

2022 Inducement Plan (the “Inducement Plan”)

(Full Title of the Plan)

Heidi Henson, Chief Financial Officer

2173 Salk Avenue, Suite 250

PMB#052

Carlsbad, CA 92008

(415) 649-8758

(Name, address, telephone number, including area code, of agent for service)

Copies to:

Deepa M. Rich Sam Zucker James Xu Goodwin Procter LLP 601 Marshall Street Redwood City, CA 94063	Elizabeth H. Lacy General Counsel and Corporate Secretary 2173 Salk Avenue, Suite 250, PMB#052 Carlsbad, CA 92008 (415) 649-8758

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Proposed sales to take place as soon after the effective date of the Registration Statement as awards are granted, exercised or distributed under the above-named plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:

(a)

The prospectus filed by the Registrant with the Commission pursuant to Rule 424(b)(3) under the Securities Act, on December 1, 2021, relating to the Registration Statement on Form S-4, as amended (File No. 333- 258442);

(b)

The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-40067), filed by the Registrant with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on December 23, 2021, including any amendments or reports filed for the purpose of updating such description;

(c)	The Registrant’s registration statement on Form S-1/A, as amended, filed by the Registrant with the Commission under the Securities Act, on January 28, 2022 (File No. 333-262279);

(d)

The Registrants Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 (as filed with the Commission on May 17, 2021), June  30, 2021 (as filed with the Commission on August 16, 2021), and September 30, 2021 (as filed with the Commission on November  12, 2021 and as amended on November 23, 2021); and

(e)

The Registrant’s Current Reports on Form 8-K filed with the Commission on February  19, 2021, June  29, 2021, November  9, 2021, November  23, 2021, December  1, 2021, December  17, 2021, December 23, 2021 (only with respect to the Form 8-K containing Items 5.07 and 8.01), December  30, 2021, January  28, 2022 and March 2, 2022 (only with respect to the Form 8-K containing Item 5.02).

All documents that the registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be apart hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

The Registrant has adopted provisions in the Registrant’s certificate of incorporation and bylaws, which became effective in connection with the completion of the Registrant’s business combination on December 23, 2021, that limit or eliminate the personal liability of the Registrant’s directors to the Registrant or its stockholders for monetary damages for breach of his or her fiduciary duty to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	Any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	Any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	Any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•	Any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, the Registrant’s bylaws provide that:

•

The Registrant will indemnify and hold harmless its directors, officers and, in the discretion of its board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•

The Registrant will advance expenses, including attorneys’ fees, to its directors and, in the discretion of its board of directors, to its officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of the registrant, subject to limited exceptions.

The Registrant has entered into indemnification agreements with each its directors and executive officers. These agreements provide that the registrant will indemnify each of its directors and executive officers to the fullest extent permitted by Delaware law. The registrant will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director or executive officer in connection with any proceeding in which indemnification is available and the registrant will indemnify its directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of the registrant or in furtherance of the Registrant’s rights. Additionally, certain of the Registrant’s directors may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s services as a director referenced herein. Nonetheless, the Registrant has agreed in the indemnification agreements that the Registrant’s obligations to those same directors are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

The registrant also maintains general liability insurance which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

EXHIBITINDEX

Exhibit No.	Description
4.1	Amended and Restated By-laws of Pardes Biosciences, Inc. (incorporated by reference to Exhibit 3.2 on Form 8-A12B/A filed on December 23, 2021).

4.2	Second Amended and Restated Certificate of Incorporation of FS Development Corp. II (incorporated by reference to Exhibit 3.1 on Form 8-A12B/A filed on December 23, 2021).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of KPMG LLP, independent registered accounting firm for Pardes Biosciences, Inc.

23.2*	Consent of Goodwin Procter LLP (included as part of Exhibit 5.1)

23.3*	Consent of WithumSmith+Brown, PC, independent registered accounting firm for FS Development Corp. II

24.1*	Power of Attorney (included on signature page of the Registration Statement).

99.1	2021 Stock Option and Incentive Plan (incorporated by reference to Annex E to the Proxy Statement/Prospectus filed December 1, 2021).

99.2	Forms of Award Agreements under the 2021 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on December 30, 2021).

99.3*	2022 Inducement Plan.

99.4*	Forms of Award Agreements under the 2022 Inducement Plan.

107*	Filing fee table.

*	Filed herewith.

Item 9. Undertakings.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, California, on March 2, 2022.

Pardes Biosciences, Inc.

By:	/s/Heidi Henson
Name:	Heidi Henson
Title:	Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Pardes Biosciences, Inc., hereby severally constitute and appoint Thomas G. Wiggans, Heidi Henson, Elizabeth Lacy and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Thomas G. Wiggans	Chief Executive Officer and Director	Dated: March 2, 2022
Thomas G. Wiggans	(Principal Executive Officer)

/s/ Heidi Henson	Principal Financial and Principal	Dated: March 2, 2022
Heidi Henson	Accounting Officer

/s/ Mark Auerbach	Director	Dated: March 2, 2022
Mark Auerbach

/s/ Deborah M. Autor	Director	Dated: March 2, 2022
Deborah M. Autor

/s/ Laura J. Hamill	Director	Dated: March 2, 2022
Laura J. Hamill

/s/ J. Jay Lobell	Director	Dated: March 2, 2022
J. Jay Lobell

/s/ Uri A. Lopatin, M.D.	Director	Dated: March 2, 2022
Uri A. Lopatin, M.D.

/s/ James B. Tananbaum, M.D.	Director	Dated: March 2, 2022
James B. Tananbaum, M.D.

/s/ Michael D. Varney, Ph.D.	Director	Dated: March 2, 2022
Michael D. Varney, Ph.D.